CLIFFS NATURAL RESOURCES INC.
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY

Each of the undersigned directors and officers of Cliffs Natural Resources Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Joseph A. Carrabba, P. Kelly Tompkins, Terrance Paradie and Matthew Bittner, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration of the issuance of certain debt and equity securities of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 23rd day of January, 2013.

/s/ Joseph A. Carraba	/s/ Terrance M. Paradie
Joseph A. Carrabba	Terrance Paradie
Chairman of the Board, President, Chief	Senior Vice President & Chief Financial Officer
Executive Officer and Director

/s/ Timothy K. Flanagan	/s/ Susan M. Cunningham
Timothy K. Flanagan	Susan M. Cunningham
Vice President, Corporate Controller &	Director
Chief Accounting Officer

/s/ Barry J. Eldridge	/s/ Andrés R. Gluski
Barry J. Eldridge	Andrés R. Gluski
Director	Director

/s/ Susan M. Green	/s/ Janice K. Henry
Susan M. Green	Janice K. Henry
Director	Director

/s/ James F. Kirsch	/s/ Francis R. McAllister
James F. Kirsch	Francis R. McAllister
Director	Director

/s/ Richard K. Riederer	/s/ Richard A. Ross
Richard K. Riederer	Richard A. Ross
Director	Director

/s/ Timothy W. Sullivan
Timothy W. Sullivan
Director